Exhibit 10.20
LINCOLN NATIONAL CORPORATION
EXCESS RETIREMENT PLAN

Amendment & Restatement Effective December 31, 2024
(except as otherwise indicated)

The Lincoln National Corporation Excess Retirement Plan (the "Plan") is hereby adopted effective November 5, 2007 by Lincoln National Corporation and Participating Employers. The Plan is the successor to and replaces the following plans: the Lincoln National Corporation Executives' Excess Compensation Pension Benefit Plan, the Lincoln National Corporation Employees' Supplemental Pension Benefit Plan, the Lincoln National Life Insurance Company Agents’ Supplemental Pension Benefit Plan, the Lincoln National Life Insurance Company Agents’ Excess Compensation Pension Benefit, and the Jefferson-Pilot Corporation Supplemental Benefit Plan (the “Predecessor Plans”). All benefits earned under the Predecessor Plans as of November 5, 2007, and through December 31, 2007 shall be payable under this Plan. In addition, certain benefits under this Plan will cease to accrue or “freeze” as of December 31, 2007. Finally, this Plan incorporates changes made to the Predecessor Plans in order to comply with Code section 409A, added by the American Jobs Creation Act of 2004 (the “JOBS Act”).

The purpose of the Plan is to provide or “restore” certain benefits that cannot be paid under the Corporation’s qualified retirement plans due to Internal Revenue Service limitations on the amount of annual benefits payable under tax-qualified plans, and the amount of compensation that can be considered under a tax-qualified plan formula. The qualified retirement plan benefits that are “restored” by this Plan are the benefits provided by:

The Lincoln National Corporation Retirement Plan for Employees Hired Prior to January 1, 2008 (formerly known as the Lincoln National Corporation Employees’ Retirement Plan);

The Jefferson-Pilot Corporation Employees’ Retirement Plan;

The Agents’ Retirement Plan of The Lincoln National Life Insurance Company; and

The Jefferson-Pilot Life Insurance Company Agents’ Retirement Plan (including the “Current Service Accounts”)

    This amended and restated document is effective December 31, 2024 and incorporates all amendments since the Plan’s amendment and restatement effective November 5, 2007.

The Plan is intended (1) to comply with Code section 409A and the official guidance issued thereunder, except for amounts covered by Appendix A, and (2) to be “a plan which is unfunded and is maintained by an employer primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees” within the meaning of sections 201(2), 301(a)(3) and 401(a)(1) of ERISA. Notwithstanding any other provision of this Plan, this Plan shall be interpreted, operated and administered in a manner consistent with these intentions.

ARTICLE I

DEFINITIONS

Wherever used herein the terms below shall have the following meaning:

“ABGA Agent” means an agency building general agent for the legacy Jefferson Pilot Life Insurance Company (merged with and into the Lincoln National Life Insurance Company on April 2, 2007). Effective December 31, 2024, an ABGA Agent shall be referred to as an Agency Distribution Channel (“ADC”) Agent.

“Affiliate” means any corporation or other entity that is treated as a single employer with the Corporation under section 414 of the Code.

“Benefit Commencement Date” means the date that Plan benefits are scheduled to be paid in a cash lump sum, or scheduled to begin to be paid if the Participant has elected to receive periodic payments of Plan benefits, pursuant to the applicable paragraph of Section 4.1 below.

“Benefit Determination Date” means the date that Plan benefits are calculated.

“Change of Control” means an event that qualifies as a change of control of the Corporation under the Lincoln National Corporation Executives' Severance Benefit Plan (as in effect immediately prior to such change of control).

"Code" means the Internal Revenue Code of 1986, as amended from time to time.

“Committee” means the Compensation Committee of the Corporation's Board of Directors or such other committee as may be appointed by the Board of Directors from time to time.
“Corporation” means Lincoln National Corporation or any successor corporation or other entity.

“Current Service Accounts” means the accounts under the JP Agents’ Plan to which the active, post-1975 money purchase pension plan contributions under the JP Agents’ Plan are credited.
“Disabled” means, with respect to a Participant, that the Participant has been determined to be disabled as defined in the applicable Qualified Plan.

“DAN Agent” means a district agency network agent aligned with the legacy Jefferson Pilot Life Insurance Company’s retail sales organization (merged with and into the Lincoln National Life Insurance Company on April 2, 2007).

“Employee” means an individual who is a regular employee on the U.S. payroll of the Corporation or an Employer. The term “Employee” shall not include a person hired as an independent contractor, leased employee, consultant, or a person otherwise designated by the Corporation or an Employer as not eligible to participate in the Plan, even if such person is determined to be an “employee” of the Corporation or a Participating Employer by any governmental or judicial authority.

“Employer” means Lincoln National Corporation and any Affiliate who has adopted this Plan as a Participating Employer.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

“Grandfathered Benefits” means, with respect to terminated vested Participants as of December 31, 2004, or active Participants who have not accrued a benefit in this Plan since December 31 ,2004, the benefit amounts earned and vested under this Plan pursuant to Article III as of December 31, 2004 within the meaning of Code section 409A and the official guidance thereunder. Except as specified herein, Grandfathered Benefits are subject to the distribution rules that were in effect under the Predecessor Plans as of December 31, 2004.

“JP Agents’ Plan” means the Jefferson-Pilot Life Insurance Company Agents’ Retirement Plan (the traditional final average pay type component was frozen effective December 31, 1975; as of the effective date of this Plan it continues as a money purchase pension plan with Current Service Accounts).

“JP Plan” means the Jefferson-Pilot Corporation Employees’ Retirement Plan.

“Key Employee” means an Employee treated as a "specified employee" as of his Separation from Service under Code section 409A(a)(2)(B)(i) of the Corporation or its Affiliates, i.e., a key employee (as defined in Code section 416(i) without regard to paragraph (5) thereof) . Key Employees shall be determined in accordance with Code section 409A using December 31st as the determination date. A listing of Key Employees as of an identification date shall be effective for the 12-month period beginning on the April 1st following the identification date.

“LNC Plan” means the Lincoln National Corporation Retirement Plan for Employees Hired Prior to January 1, 2008 (formerly known as the Lincoln National Corporation Employees' Retirement Plan).

“LNL Agent” means a full-time life insurance salesman for Lincoln National Life Insurance Company.

“LNL Plan” means the Agents’ Retirement Plan of The Lincoln National Life Insurance Company.

“Participant” means any Employee, LNL Agent, ADC Agent, or DAN Agent who has accrued a Plan benefit as described in Article III of the Plan below. All Participants shall belong to a

“select group of management or highly compensated employees,” as such phrase is defined under ERISA. Effective December 31, 2007, there shall be no new Participants in this Plan.

“Participating Employer” means the Corporation and The Lincoln National Life Insurance Company and any other Affiliate which adopts the Plan with the written consent of the Corporation.

“Plan” means the Lincoln National Corporation Excess Retirement Plan, as set forth herein and as amended from time to time.

“Plan Administrator” means the Corporation’s Chief Human Resources Officer.

“Present Value” means, for a Participant whose Plan benefits are expressed as an annuity, the lump sum present value of the accrued benefit calculated using the actuarial assumptions for calculating lump sum amounts under the applicable Qualified Plan. For Plan benefits expressed as a cash balance account, or a money purchase pension plan account, Present Value is simply the amount credited to the Participant’s account as of the applicable determination date.

“Qualified Plans” means, collectively, the Lincoln National Corporation Retirement Plan for Employees Hired Prior to January 1, 2008, formerly known as the Lincoln National Corporation Employees' Retirement Plan (referred to individually as the “LNC Plan”), the Agents’ Retirement Plan of The Lincoln National Life Insurance Corporation (referred to individually as the “LNL Plan”), the Jefferson-Pilot Corporation Employees’ Retirement Plan (referred to individually as the “JP Plan”), and the Jefferson-Pilot Life Insurance Corporation Agents’ Retirement Plan (referred to individually as the “JP Agents’ Plan”).

“Separation from Service” or “Separate from Service” means a “separation from service” within the meaning of Code section 409A.

ARTICLE II

PARTICIPATION

Participation in the Plan by an Employee, LNL Agent, ADC Agent, or DAN Agent begins when the individual begins to accrue a Plan benefit as described in Article III below. Effective December 31, 2007, there shall be no new Participants in the Plan.

ARTICLE III

PLAN BENEFITS

1.1General.

(a)     LNC Plan Participants. Participants in the LNC Plan shall accrue benefits as described in Section 3.2 below, except that benefit accruals under this Plan shall cease or “freeze” effective December 31, 2007 for Participants in the LNC Plan. Notwithstanding the foregoing, any LNC Plan Participant who is determined to be Disabled as of December 31, 2007 shall continue to accrue certain benefits until the earlier of (i) the date that they are determined to be no longer Disabled, or (ii) attainment of age 65.

(b)    LNL Plan Participants. LNL Agents participating in the LNL Plan accrued benefits as described in Section 3.2 below under this Plan until December 31, 1994. Benefit accruals under this Plan ceased or “froze” effective December 31, 1994 for Participants in the LNL Plan.

(c)    JP Plan Participants. Participants in the JP Plan shall accrue benefits as described in Section 3.2 below, except that benefit accruals under this Plan ceased or “froze” effective January 31, 2007 for DAN Agents, and benefit accruals under this Plan will cease or “freeze” effective December 31, 2007 for all other Participants in the JP Plan. Notwithstanding the foregoing, any DAN Agent determined to be Disabled with at least five (5) years of participation service as of January 31, 2007, or any other JP Plan Participant who is determined to be Disabled with at least five (5) years of participation service as of December 31, 2007, shall continue to accrue certain benefits under this Plan until the earlier of (i) the date that they are determined to be no longer Disabled, or (ii) attainment of age 65. In addition, any DAN Agent who is determined to be Disabled with at least five (5) years of participation service upon becoming Disabled, or any other JP Plan Participant who is determined to be disabled with at least five (5) years of participation service upon becoming Disabled, shall receive Disability Retirement Income as defined in Section 3.4 of the JP Plan, however, the amount of annual compensation and participation service used to determine the amount of Disability Retirement Income for a DAN Agent whose Disability Retirement Income commences after January 31, 2007 will be frozen as of January 31, 2007, and the amount of annual compensation and participation service used to determine the amount of Disability Retirement Income for any other JP Plan Participant whose Disability Retirement Income commences after December 31, 2007 will be frozen as of December 31, 2007.

(d)    JP Agents’ Plan Participants. ADC Agents participating in the JP Agents’ Plan accrued benefits as described in Section 3.2 under the final average pay formula of the JP Agents’ Plan, which ceased or “froze” effective December 31, 1975. ADC Agents participating in this Plan on or after January 1, 1976 received contributions to Current Service Accounts, as described in Section 3.2 below, until December 31, 2006. Contributions under this Plan ceased or “froze” effective December 31, 2006 for ADC Agents participating in this Plan. DAN Agents participating in the JP Agents’ Plan effective January 1, 2007 have Current Service Accounts that are not eligible for benefits that restore JP Agents’ Plan benefits under this Plan.

1.2Amount of Benefits.

(a)    The amount of benefit under a final average pay formula that is payable to a Participant on his or her Benefit Commencement Date will be equal to (i) minus (ii), where:

(i)    is the benefit amount the Participant would be entitled to receive under the applicable Qualified Plan formula, determined without regard to the limitations imposed on such amount by Code sections 401(a)(17) and 415 (and the provisions of the Qualified Plan applying those limitations); and

(ii)is the benefit amount actually payable to the Participant under the applicable Qualified Plan formula, as reduced by such limitations, as of his or her Benefit Commencement Date.

        (b)    The amount of benefit under a cash balance formula credited to a Cash Balance Account, or under a money purchase pension plan formula credited to a Current Service Account (together, “Account Balance”) that is payable to a Participant on his or her Benefit Commencement Date will be equal to (i) minus (ii), where:

(i)is the Participant’s Account Balance determined using the employer contributions that would have been credited to the Account under the applicable Qualified Plan if not for the limitations imposed on such contributions by Code sections 401(a)(17) and 415 (and the provisions of the Qualified Plan applying those limitations); and
(ii)is the Participant’s actual Account Balance under the applicable Qualified Plan determined using actual employer contributions, as reduced by such limitations.

Notwithstanding the foregoing, the maximum amount of annual compensation earned after 1999 used to determine benefits under this Plan for any LNL Agent participating in the LNC Plan who is an LFA or Sagemark RCEO or Sales Manager shall be $500,000 (with consistent “grandfathering” for Participants whose annual compensation for any year prior to 2000 exceeded $500,000, all as determined by the Corporation’s Chief Human Resources Officer). In addition, for purposes of calculating the amount of benefit under Subsection 3.2(a)(i) only, amounts deferred under the Lincoln National Corporation Executive Deferred Compensation Plan for Employees are included in the definition of eligible compensation under the applicable Qualified Plan formula.

3.3    Vesting. A Participant shall be vested in his or her Plan benefit if he or she has met the requirements for early retirement or is otherwise fully vested under the applicable Qualified Plan.

ARTICLE IV

DISTRIBUTION OF BENEFITS

    The provisions of this Article IV shall apply only to amounts that are not Grandfathered Benefits. The distribution rules applicable to the Grandfathered Benefits are set forth in Appendix A.

4.1.Default Distributions Upon Separation from Service.

(a)    LNC Plan Participants. Absent an effective election pursuant to Section 4.5 below, a LNC Plan Participant’s default Benefit Determination Date is the first day of the month that is a full thirteen (13) months from the date that the Participant Separates from Service. Payment of the Present Value of the Participant’s benefit will be made to the Participant in the form of a cash lump sum on his or her Benefit Commencement Date. The Benefit Commencement Date is as soon as administratively practicable after the default Benefit Determination Date, but in no event later than 90 days after the default Benefit Determination Date.

Notwithstanding the foregoing, in the case of an LNC Plan Participant who is at least 53 years of age and has not yet attained age 55 at the time they are “Job Eliminated,” as that term is defined under the Lincoln National Corporation Severance Pay Plan or “Involuntarily Terminated other than for Cause,” as such terms are defined under The Severance Plan for Officers of Lincoln National Corporation, such Participant will be “stretched” or treated as having attained age 55. A “Stretched” Participant’s default Benefit Determination date will be the first of the month that is thirteen (13) full months following the month after Separation from Service, but no earlier than age 55.

(b)    JP Plan Participants. Absent an effective election pursuant to Section 4.5 below, for JP Plan Participants who Separate from Service prior to January 1, 2008, the default Benefit Determination Date shall be the later of the first day of the month following the month in which the Participant Separates from Service, or age 55. Absent an effective election pursuant to Section 4.5 below, for JP Plan Participants who Separate from Service on or after January 1, 2008, the default Benefit Determination Date shall be the first day of the month that is a full thirteen (13) months from the date that the JP Plan Participant Separates from Service. Payment of the Present Value of the Participant’s benefit will be made to the Participant in the form of a cash lump sum on his or her Benefit Commencement Date. The Benefit Commencement Date is as soon as administratively practicable after the default Benefit Determination Date, but in no event later than 90 days after the default Benefit Determination Date.

(c)    LNL Plan Participants. Any benefits still to be provided under the LNL Plan are Grandfathered Benefits. See Appendix A.

(d)     JP Agents’ Plan Participants.

    (i)    Final Average Pay Benefits. Any final average pay benefits still to be provided under the JP Agents’ Plan are Grandfathered Benefits. See Appendix A.

    (ii)    Current Service Accounts. Absent an effective election pursuant to Section 4.5 below, for JP Agents’ Plan Participants who Separate from Service prior to January 1, 2008, the default Benefit Determination Date shall be the later of the first day of the month following the month in which the Participant Separates from Service, or age 55. Absent an effective election pursuant to Section 4.5 below, for JP Agents’ Plan Participants who Separate from Service on or after January 1, 2008, the default Benefit Determination Date shall be the first day of the month following the month in which the Participant Separates from Service. Amounts credited to a Current Service Account under this Plan shall be paid to the Participant in the form of a cash lump sum on their Benefit Commencement Date. The Benefit Commencement Date is as soon as administratively practicable after the default Benefit Determination Date, but in no event later than 90 days after their default Benefit Determination Date.

Effective January 1, 2007, Current Service Accounts are credited, maintained, and administered under the Lincoln National Life Top Earners’ Plan for Agency Distribution Channel Agents (formerly the Lincoln National Life Top Earners’ Plan for Agency Building General Agents).

4.2    Distributions to Disabled Participants. A Disabled Participant’s Plan benefit will be distributed as provided under the applicable subsection of Section 4.1 above. Disability Retirement Income under Subsection 3.1(c) of this Plan is payable to eligible Participants until the earlier of (i) the date that they are determined to be no longer Disabled, or (ii) attainment of age 65.

    4.3    Distributions Upon Death. In the event of the death of the Participant before payment of his benefit has been made, the Present Value of the Participant’s benefit will be distributed in a lump sum payment as soon as practicable after death to the Participant's beneficiary (but in no event later than 90 days after the Participant’s death). In the event of the death of the Participant after benefits have commenced in the form elected by the Participant pursuant to Section 4.5 below, death benefits, if any, provided under the form elected by the Participant will be paid to the Participant's beneficiary in the distribution form already begun. A Participant shall designate his beneficiary in a writing delivered to the Plan Administrator prior to death in accordance with procedures established by the Plan Administrator. In the event that a Participant dies prior to his/her Benefit Commencement Date and has not properly designated a beneficiary, or if no designated beneficiary is living on the date of distribution, such amount shall be distributed to (a) the Participant’s spouse; (b) if no spouse, to the Participant’s child or children in equal shares (with the shares of any deceased child distribute equally among the descendants of that child); (c) if none of the above, to the Participant’s parents in equal shares or the entire amount to the Participant’s surviving parent; (d) if none of the above, to the Participant’s sibling(s) in equal shares; and (e) if none of the above, the executor or administrator of the Participant’s estate.

4.4    Benefits After a Change of Control. In the case of a Participant who Separates from Service after a Change of Control with a nonforfeitable right to benefits in the applicable Qualified Plan, Plan benefits will be distributed as provided under the applicable subsection of Section 4.1 above.

For Participants receiving benefits under the final average pay or final average salary formulas of the applicable Qualified Plan, such benefits shall be reduced for early commencement pursuant to the terms and provisions of the applicable Qualified Plan.

4.5    Alternative Elections. A Participant may elect a Benefit Distribution Date or form of distribution other than the default Benefit Distribution Date or default form of distribution set forth in Section 4.1 above by making Initial or Secondary Elections as described below. Alternative forms of distribution include any available optional form of benefits provided under the applicable Qualified Plan. Initial and Secondary Elections must be made in accordance with procedures established by the Plan Administrator, and must satisfy the following conditions:

(a)    Initial Elections. Participants are not permitted to make Initial Elections for an alternative Benefit Determination Date. Participants may make an Initial Election for an alternative benefit form. Initial Elections are not valid unless made by the Participant on or before the earlier of Separation from Service and December 31, 2008 and must be made at least 366 days prior to the Participant’s default Benefit Determination Date (elections may not take effect for twelve (12) months after the date on which the election is made). If a Participant fails to make a valid Initial Election under this paragraph, then the default form of distribution set forth in Section 4.1 above shall be deemed to be the Participant’s Initial Election.

(b)    Secondary Elections. A Participant may make only one Secondary Election to change his/her Benefit Distribution Date and form of distribution. A Secondary Election is not valid unless it meets the following conditions: (i) it must be made at least 366 days prior to the Participant’s default Benefit Determination Date (elections may not take effect for twelve (12) months after the date on which the election is made) and (ii) the election to change the Benefit Distribution Date and/or form of distribution shall defer or delay payment of the Participant’s benefit for at least five (5) years from the default Benefit Determination Date.

No alternative election made pursuant to this Section 4.5 may result in an impermissible acceleration of payment, including accelerations of payment as defined under Code section 409A.

4.6    Cash Out of Lump Sums. Notwithstanding Section 4.1 above and any election pursuant to Section 4.5 above by a Participant to the contrary, and subject to Section 4.7 below, if the Present Value of a Participant’s benefit is $15,500 or less at the time the Participant Separates from Service, the benefit shall be distributed to the Participant in a lump sum payment as soon as administratively possible after Separation from Service.

4.7.    Distributions to Key Employees. Notwithstanding any other provision of this Plan to the contrary, in the event a Participant is a Key Employee as of the date of his or her Separation from Service, distributions to such Participant shall not be paid earlier than six (6) months after the date upon which the Key Employee Separates from Service. Payments that are delayed under this Section shall be paid on the later of the first day of the seventh (7th) month following the month in which the Participant’s Separation from Service occurs (or, if earlier, the first day of the month following the Participant’s death). Interest shall not accrue on such amounts during the period of delay.

4.8    Effect of Early Taxation. If a Participant’s benefits under the Plan are includable in income pursuant to Code section 409A, such benefits shall be distributed immediately to the Participant.

4.9    Permitted Delays. Notwithstanding the foregoing, any payment to a Participant under the Plan shall be delayed upon the Committee’s reasonable anticipation that the making of the payment would violate Federal securities laws or other applicable law; provided, that any payment delayed pursuant to this Section 4.9 shall be paid in accordance with Code section 409A.

ARTICLE V

ADMINISTRATION

5.1    General Administration. The Committee shall be responsible for the operation and administration of the Plan and for carrying out the provisions hereof. The Committee shall have the full authority and discretion to make, amend, interpret, and enforce all appropriate rules and regulations for the administration of this Plan and decide or resolve any and all questions, including interpretations of this Plan, as may arise in connection with this Plan. Any such action taken by the Committee shall be final and conclusive on any party. To the extent the Committee has been granted discretionary authority under the Plan, the Committee’s prior exercise of such authority shall not obligate it to exercise its authority in a like fashion thereafter. The Committee shall be entitled to rely conclusively upon all tables, valuations, certificates, opinions and reports furnished by any actuary, accountant, controller, counsel or other person employed or engaged by the Corporation with respect to the Plan. The Committee may, from time to time, employ agents and delegate to such agents, including employees of the Corporation, such administrative duties as it sees fit. The Committee delegated the review of claims and appeals for benefits under this Plan to the Benefit Appeals Committee of the Corporation’s Benefits Committee, effective September 15, 2004 (the “Appeals Committee”). Effective November 5, 2007, the Committee delegates to the Corporation’s Chief Human Resources Officer responsibility for operating and administering the Plan.

5.2    Claims for Benefits.

(a)    Filing a Claim. A Participant or his authorized representative may file a claim for benefits under the Plan. Any claim must be in writing and submitted to the Appeals Committee or its delegate at such address as may be specified from time to time. Claimants will be notified in writing of approved claims, which will be processed as claimed. A claim is considered approved only if its approval is communicated in writing to a claimant.
(b)    Denial of Claim. In the case of the denial of a claim with respect to benefits paid or payable with respect to a Participant, a written notice will be furnished to the claimant within 90 days of the date on which the claim is received by the Appeals Committee. If special circumstances (such as for a hearing) require a longer period, the claimant will be notified in writing, prior to the expiration of the 90-day period, of the reasons for an extension of time; provided, however, that no extensions will be permitted beyond 90 days after the expiration of the initial 90-day period.
(c)    Reasons for Denial. A denial or partial denial of a claim will be dated and signed by the Appeals Committee and will clearly set forth:
(i)    the specific reason or reasons for the denial;
(ii)    specific reference to pertinent Plan provisions on which the denial is based;
(iii)    a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary; and
(iv)    an explanation of the procedure for review of the denied or partially denied claim set forth below, including the claimant’s right to bring a civil action under ERISA section 502(a) following an adverse benefit determination on review.

(d)    Review of Denial. Upon denial of a claim, in whole or in part, a claimant or his duly authorized representative will have the right to submit a written request to the Appeals Committee for a full and fair review of the denied claim by filing a written notice of appeal with the Appeals Committee within 60 days of the receipt by the claimant of written notice of the denial of the claim. A claimant or the claimant’s authorized representative will have, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the claimant’s claim for benefits and may submit issues and comments in writing. The review will take into account all comments, documents, records, and other information submitted by the claimant relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination.
If the claimant fails to file a request for review within 60 days of the denial notification, the claim will be deemed abandoned and the claimant precluded from reasserting it. If the claimant does file a request for review, his request must include a description of the issues and evidence he deems relevant. Failure to raise issues or present evidence on review will preclude those issues or evidence from being presented in any subsequent proceeding or judicial review of the claim.

(e)    Decision Upon Review. The Appeals Committee will provide a prompt written decision on review. If the claim is denied on review, the decision shall set forth:
(i)    the specific reason or reasons for the adverse determination;
(ii)    specific reference to pertinent Plan provisions on which the adverse determination is based;
(iii)    a statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the claimant’s claim for benefits; and
(iv)     a statement describing any voluntary appeal procedures offered by the Plan and the claimant’s right to obtain the information about such procedures, as well as a statement of the claimant’s right to bring an action under ERISA section 502(a).
A decision will be rendered no more than 60 days after the Appeals Committee’s receipt of the request for review, except that such period may be extended for an additional 60 days if the Appeals Committee determines that special circumstances (such as for a hearing) require such extension. If an extension of time is required, written notice of the extension will be furnished to the claimant before the end of the initial 60-day period.

(f)    Finality of Determinations; Exhaustion of Remedies; Limitations Period. To the extent permitted by law, decisions reached under the claims procedures set forth in this Section shall be final and binding on all parties. No legal action for benefits under the Plan shall be brought unless and until the claimant has exhausted his remedies under this Section. In any such legal action, the claimant may only present evidence and theories which the claimant presented during the claims procedure. Any claims which the claimant does not in good faith pursue through the review stage of the procedure shall be treated as having been irrevocably waived. Judicial review of a claimant’s denied claim shall be limited to a determination of whether the denial was an abuse of discretion based on the evidence and theories the claimant presented during the claims procedure. Any suit or legal action initiated by a claimant under the Plan must be brought by the claimant no later than one year following a final decision on the claim for benefits by the Appeals Committee. The one-year limitation on suits for benefits will apply in any forum where a claimant initiates such suit or legal action.

5.3    Indemnification. To the extent not covered by insurance, the Corporation shall indemnify the Appeals Committee, each employee, officer, director, and agent of the Corporation, and all persons formerly serving in such capacities, against any and all liabilities or expenses, including all legal fees relating thereto, arising in connection with the exercise of their duties and responsibilities with respect to the Plan, provided however that the Corporation shall not indemnify any person for liabilities or expenses due to that person’s own gross negligence or willful misconduct.

ARTICLE VI

AMENDMENT AND TERMINATION

6.1Amendment or Termination. The Corporation reserves the right to amend or terminate the Plan when, in the sole discretion of the Corporation, such amendment or termination is advisable, pursuant to a resolution or other action taken by the Committee. The Plan may also be amended pursuant to a written instrument executed by the Corporation's Chief Human Resources Officer to the extent such amendment is required under applicable law or is required to avoid having amounts deferred under the Plan included in the income of Participants or beneficiaries for federal income tax purposes prior to distribution.

6.2Effect of Amendment or Termination. Except as provided in the next sentence, no amendment or termination of the Plan shall adversely affect the rights of any Participant or beneficiary receiving benefits under the Plan as of the effective date of such amendment or termination. Upon termination of the Plan, distribution of Plan benefits shall be made to Participants and beneficiaries in the manner and at the time described in Article IV, unless the Corporation determines in its sole discretion that all such amounts (except for Grandfathered Benefits) shall be distributed upon termination in accordance with the requirements under Code section 409A. Upon termination of the Plan, no further benefit accruals shall occur.

In the event of a Change of Control, no amendment or termination of this Plan shall adversely affect the right of any Participant to the benefits accrued by the Participant or to payment of such benefits under the terms of this Plan as in effect immediately prior to such Change of Control.

ARTICLE VII

GENERAL PROVISIONS

7.1Source of Payments; Rights Unsecured. The amount of any benefit payable under the Plan with respect to any Participant shall be paid from the general assets of the Employer that last employed that Participant. The right of a Participant or his beneficiary to receive a distribution hereunder shall be an unsecured (but legally enforceable) claim against the general assets of an Employer, and neither the Participant nor his beneficiary shall have any rights in or against any assets of an Employer. The Plan at all times shall be considered entirely unfunded for tax purposes. Any funds set aside by an Employer for the purpose of meetings its obligations under the Plan, including any amounts held by a trustee, shall continue for all purposes to be part of the general assets of the Employer and shall be available to its general creditors in the event of the Employer’s bankruptcy or insolvency. An Employer’s obligation under this Plan shall be that of an unfunded and unsecured promise to pay money in the future.

7.2No Guarantee of Benefits. Nothing contained in the Plan shall constitute a guarantee by an Employer or any other person or entity that the assets of an Employer will be sufficient to pay any benefits hereunder.

7.3No Enlargement of Rights. No Participant or beneficiary shall have any right to receive a distribution under the Plan except in accordance with the terms of the Plan. Establishment of the Plan shall not be construed to give any Participant the right to continue to be employed by or provide services to an Employer.

7.4Spendthrift Provision. Except in the case of a domestic relations order approved by the Plan Administrator or its designee, no interest of any person in, or right to receive a distribution under, the Plan shall be subject in any manner to sale, transfer, assignment, pledge, attachment, garnishment, or other alienation or encumbrance of any kind; nor may such interest or right to receive a distribution be taken, either voluntarily or involuntarily for the satisfaction of the debts of, or other obligations or claims against, such person.

7.5Distribution to Alternate Payee. All of part of a Participant’s Plan benefit or Account Balance may be paid to an alternate payee as specified in a domestic relations order that the Plan Administrator, or its designee, determines meets the requirements set forth in this Section 7.5.

(a)Definition of Domestic Relations Order. Domestic relations order means a judgment, decree, or order (including the approval of a settlement agreement) that:

(i)is issued pursuant to a State’s domestic relations law;

(ii)relates to the provisions of child support, alimony payments or marital property rights to a spouse, former spouse, child or other dependent of the Participant’s Plan benefit or Account Balance under the Plan;

(iii)creates or recognizes the right of a spouse, former spouse, child or other dependent of the Participant to receive all or a portion of the Participant’s benefit under the Plan;

(iv)requires payment of such person of their interest in the Participant’s Plan benefit or Account Balance in an immediate lump sum payment;

(v)requires payment to such person or a portion of the Participant’s Plan benefit which is in pay status at the time the domestic relations order is received and approved by the Plan Administrator; and

(vi)meets such other requirements established by the Plan Administrator.

The Plan Administrator, or its designee, shall determine whether any document received by it is a domestic relations order. In making this determination, the Plan Administrator, or its designee, may consider the rules applicable to “domestic relations orders” under Code section 414(p) and ERISA section 206(d), and such other rules and procedures as he or she deems relevant.

(b)Form of Distribution. The alternate payee will receive a cash lump sum distribution of the amount payable under the domestic relations order, subject to the following rules:

(i)    Distribution Date. Except where a participant has commenced benefit payments, the cash lump sum will be paid within ninety (90) days after the date the domestic relations order is approved by the Plan Administrator or its designee. The alternate payee is not permitted, directly or indirectly, to designate the taxable year in which payment will be made.

(ii)    Valuation. The lump sum shall be valued within a reasonable period of time prior to the date that payment to the alternate payee is actually issued by the Plan.

(iii)    Benefit in Pay Status. If a Participant’s benefit is in pay status, the alternate payee shall begin to receive a portion of the Participant’s benefit, as specified in the Domestic Relations Order, in the same payment option as elected by the Participant at such Participant’s benefit commencement date as soon as administratively possible after the Domestic Relations Order is approved under this Section 7.5.

7.6Applicable Law. To the extent not preempted by federal law, the Plan shall be governed by the laws of the State of Indiana.

7.7Incapacity of Recipient. If any person entitled to a distribution under the Plan is deemed by the Committee to be incapable of personally receiving and giving a valid receipt for such payment, then, unless and until a claim for such payment shall have been made by a duly appointed guardian or other legal representative of such person, the Committee may provide for such payment or any part thereof to be made to any other person or institution then contributing toward or providing for the care and maintenance of such person. Any such payment shall be a payment for the account of such person and a complete discharge of any liability of the Employers and the Plan with respect to the payment.

7.8Taxes. The Corporation or other payor may withhold from a benefit payment under the Plan or a Participant's wages, or the Corporation may reduce a Participant’s accrued benefit under the Plan, in order to meet any federal, state, or local tax withholding obligations with respect to Plan benefits. The Corporation or other payor shall report Plan payments and other Plan-related information to the appropriate governmental agencies as required under applicable laws.

7.9Corporate Successors. The Plan and the obligations of an Employer under the Plan shall become the responsibility of any successor to the Employer by reason of a transfer or sale of substantially all of the assets of the Employer or by the merger or consolidation of the Employer into or with any other corporation or other entity.

7.10Unclaimed Benefits. Each Participant shall keep the Committee informed of his current address and the current address of his designated beneficiary. The Committee shall not be obligated to search for the whereabouts of any person if the location of a person is not made known to the Committee.

7.11Severability. In the event any provision of the Plan shall be held invalid or illegal for any reason, any illegality or invalidity shall not affect the remaining parts of the Plan, but the Plan shall be construed and enforced as if the illegal or invalid provision had never been inserted.

7.12Words and Headings. Words in the masculine gender shall include the feminine and the singular shall include the plural, and vice versa, unless qualified by the context. Any headings used herein are included for ease of reference only, and are not to be construed so as to alter the terms hereof.

    IN WITNESS WHEREOF, the President and Chief Executive Office of the Corporation has executed this amendment, restatement, and termination of the Plan as of this 20th day of December, 2024.

LINCOLN NATIONAL CORPORATION

/s/ Ellen Cooper
By:     Ellen Cooper
Its:     President and Chief Executive Officer

APPENDIX A
Grandfathered Benefits

All Plan benefits payable under the Agents’ Retirement Plan of The Lincoln National Life Insurance Company (the “LNL Plan”) are Grandfathered Benefits. Benefits under the final average pay formula of the LNL Plan were frozen effective December 31, 1994. The LNL Plan continued as an active money purchase pension plan until it, too, was frozen on December 31, 2004.

In addition, any Plan benefits earned and vested with respect to (a) terminated vested Participants as of December 31, 2004, or (b) active Participants who have not accrued a benefit since December 31, 2004 under the following Plans are “Grandfathered Benefits”:

The Lincoln National Corporation Retirement Plan for Employees Hired Prior to January 1, 2008 (formerly known as the Lincoln National Corporation Employees’ Retirement Plan);

The Jefferson-Pilot Corporation Employees’ Retirement Plan; and

The Jefferson-Pilot Life Insurance Company Agents’ Retirement Plan (all Plan benefits earned under the final average pay formula of the JP Agents’ Plan are Grandfathered Benefits. Benefits under the final average pay formula were frozen effective December 31, 1975).

Distribution Provisions for Grandfathered Benefits. Distribution of Grandfathered Benefits shall be made in accordance with (a), (b) and (c) below:

(a)     Distribution Provisions for Employees.

(i)     The form of distribution available for a Grandfathered Benefit is the same as the form of distribution elected by the Participant under the applicable Employees’ Qualified Plan.

(ii)    The benefit commencement date for a Grandfathered Benefit shall be the first of the month following the month in which the Participant Separates from Service.

(b)Distribution Provisions for LNL Agents, DAN Agents and ADC Agents. Effective January 1, 2023:

(i)     The form of distribution available for a Grandfathered Benefit is the same as the form of distribution elected by the Participant under the applicable Agents’ Qualified Plan.

(ii)The benefit commencement date for a Grandfathered Benefit shall be the first of the month following the month in which the Participant Separates from Service.

(c)    Participants with Grandfathered Benefits may change or defer their benefit commencement date and/or distribution form only as provided under the terms of the applicable Predecessor Plan in effect on December 31, 2004. Any elections to change or defer a benefit commencement date or distribution form must be made at least 366 days prior to the original benefit determination date in effect for the Participant.

In addition, effective January 1, 2008, if the Present Value of a Participant’s Grandfathered Benefit is $15,500 or less at the time the Participant Separates from Service, the benefit shall be distributed to the Participant in a lump sum payment as soon as administratively possible after Separation from Service.